Exhibit 99.1

Overseas Shipholding Group

Announces Share Repurchase

Tampa, FL –November 15, 2022 – Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”) today announced that it has agreed to purchase five million shares of the Company’s common stock from Cyrus Capital at a price of $2.86 per share for a total of $14,300,000. The purchase price for the shares was determined based on the trailing 3 day volume weighted average price at the market closing on November 10, 2022. The closing price of OSG common stock on November 14, 2022 was $2.85. The purchase is expected to be completed today and will be paid out of OSG’s excess cash.

Sam Norton, OSG’s President and CEO, stated, “Renewed confidence in the health of OSG’s businesses and the opportunity to repurchase, in a single transaction, five million shares of OSG stock coalesced nicely to result in the transaction announced today. The price paid in this share purchase equates to an enterprise value of roughly 4.5 times expected 2022 adjusted EBITDA, an implied valuation which we consider to be very attractive.”

Mr. Norton added, “Our expectations for OSG’s future financial performance highlight the benefits of having both our niche and conventional trading businesses healthy and profitable at the same time. Cash flows derived from the shift to profitable charters among our conventional tankers and the steady and strong earnings provided by our niche market activities are contributing – and should continue for the foreseeable future to contribute – to meaningful free cashflow. Repurchase of shares at attractive prices is but one of several options for utilizing excess cash that our Board of Directors continuously reviews and we look forward to reporting on future cash deployment opportunities in the quarters ahead.”

About Overseas Shipholding Group, Inc

Overseas Shipholding Group, Inc. (NYSE: OSG) is a publicly traded company providing energy transportation services for crude oil and petroleum products in the U.S. Flag markets. OSG is a major operator of tankers and ATBs in the Jones Act industry. OSG’s 23 vessel U.S. Flag fleet consists of three crude oil tankers doing business in Alaska, two conventional ATBs, two lightering ATBs, three shuttle tankers, ten MR tankers, two non-Jones Act MR tankers that participate in the U.S. Maritime Security Program, and one tanker in cold layup. In addition, OSG also owns and operates one Marshall Islands flagged MR tanker which trades internationally.

OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts should be considered forward-looking statements, including but not limited to words such as “may”, “will”, “intends”, “plans” and similar expressions. Such forward-looking statements represent the Company’s reasonable expectations with respect to future events or circumstances based on various factors and are subject to various risks, uncertainties, and assumptions relating to the Company’s operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Undue reliance should not be placed on any forward-looking statements and, when reviewing any forward-looking statements, investors should carefully consider factors including, but not limited to, those risk factors discussed in the Company’s Annual Report on Form 10-K, filed with the SEC on March 9, 2022, and in the Company’s subsequently filed Quarterly Reports on Form 10-Q filed with the SEC. The Company assumes no obligation to update or revise any forward-looking statements except as may be required by law. Forward-looking statements in this press release and written and oral forward-looking statements attributable to the Company or its representatives after the date of this press release are qualified in their entirety by the cautionary statement contained in this paragraph and in other reports hereafter filed by the Company with the SEC.

Investor Relations & Media Contact:

Susan Allan, Overseas Shipholding Group, Inc.

(813) 209-0620

sallan@osg.com